   As filed with the Securities and Exchange Commission on February 12, 1998.
                                                Registration No. 333-__________
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                 --------------

                                    FORM S-3
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                   CNET, INC.
             (Exact name of registrant as specified in its charter)

           DELAWARE                                           13-3696170
 -------------------------------                          -------------------
 (State or other jurisdiction of                           (I.R.S. Employer
  incorporation or organization)                          Identification No.)

                              150 CHESTNUT STREET
                        SAN FRANCISCO, CALIFORNIA  94111
                                 (415) 395-7800
       (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                 --------------

                               Halsey M. Minor
         Chairman of the Board, President and Chief Executive Officer
                             150 Chestnut Street
                       San Francisco, California  94111
                                (415) 395-7800

                     (Name, address, and telephone number,
                  including area code, of agent for service)

                                 --------------

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: / /

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 of the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: /X/

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: / /

                       CALCULATION OF REGISTRATION FEE

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
                                  PROPOSED        PROPOSED
  TITLE OF                         MAXIMUM         MAXIMUM
   SHARES          AMOUNT         AGGREGATE       AGGREGATE       AMOUNT OF
    TO BE           TO BE           PRICE         OFFERING      REGISTRATION
 REGISTERED      REGISTERED      PER UNIT(1)      PRICE(1)           FEE
-------------------------------------------------------------------------------
Common Stock,
 $.0001 par       725,000         $29.50(2)     $21,387,500(2)       $6,310
   value
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

(1)  Estimated solely for the purpose of calculating the registration fee.
(2) Calculated pursuant to Rule 457(c) of the Securities Act of 1933, as amended, based upon the average of the high and low prices per share of the common stock of CNET, Inc. on February 9, 1998, as reported by the Nasdaq National Market.

          -----------------------------------------------------------

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT THAT SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

                                  CNET, INC.

                                725,000 SHARES
                                 COMMON STOCK

                            ------------------------

     This Prospectus relates to an offering of up to 725,000 shares (the "Shares") of common stock, par value $.0001 per share (the "Common Stock"), of CNET, Inc., a Delaware corporation (the "Company"), acquired pursuant to that certain Stock Purchase Agreement dated December 18, 1997 by and between the Company and certain purchasers, including the Los Angeles Fire and Police Pension System and USA Networks (collectively, the "Selling Shareholders").

     The Shares being registered are being offered for the account of the Selling Shareholders. See "Selling Shareholders." The Company will not receive any proceeds from the sale of the Shares offered hereby. The Shares may be offered in transactions on the Nasdaq National Market, in negotiated transactions, or through a combination of such methods of distribution, at prices relating to the prevailing market prices or at negotiated prices. See "Plan of Distribution."

     The Common Stock is quoted on the Nasdaq National Market under the symbol "CNWK." On February 9, 1998, the last sale price of the Common Stock, as reported on the Nasdaq National Market, was $29.50 per share.

                            ------------------------

   SEE "RISK FACTORS" FOR A DISCUSSION OF CERTAIN INFORMATION THAT SHOULD BE
       CONSIDERED IN CONNECTION WITH AN INVESTMENT IN THE COMMON STOCK.

                            ------------------------

   THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
          EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR
            HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE
               SECURITIES COMMISSION PASSED UPON THE ACCURACY OR
                ADEQUACY OF THIS PROSPECTUS.  ANY REPRESENTATION
                     TO THE CONTRARY IS A CRIMINAL OFFENSE.

                            ------------------------

     No dealer, salesman, or any other person has been authorized to give any information or to make any representations in connection with this offering other than those contained in this Prospectus and, if given or made, such other information and representations must not be relied upon as having been authorized by the Company or the Selling Shareholders. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of the Company since the date hereof or that the information contained herein is correct as of any time subsequent to its date. This Prospectus does not constitute an offer to sell, or a solicitation of any offer to buy, any securities other than the registered securities to which it relates. This Prospectus does not constitute an offer to sell, or a solicitation of any offer to buy, such securities in any circumstances in which such offer or solicitation is unlawful.

                            ------------------------

               The date of this Prospectus is February 11, 1998.

                            AVAILABLE INFORMATION

     The Company is subject to the informational reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports, proxy statements, information statements, and other information with the Securities and Exchange Commission (the "Commission"). Reports, proxy statements, information statements, and other information filed by the Company with the Commission pursuant to the requirements of the Exchange Act may be inspected and copied at the public reference facilities maintained by the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549-1004, at its Northeast Regional Office located at 7 World Trade Center, Suite 1300, New York, New York 10048 and at its West Regional Office located at 5670 Wilshire Blvd., Los Angeles, California 90036. Copies of such material may be obtained from the Public Reference Section of the Commission located at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission maintains a Web site that contains reports, proxy statements, information statements and other information regarding the Company. The Commission's Web site address is http://www.sec.gov. The Company is a publicly held corporation and its Common Stock is traded on the Nasdaq National Market under the symbol "CNWK." Reports, proxy statements, information statements, and other information can also be inspected at the offices of the Nasdaq National Market, 1735 K Street, N.W., Washington, D.C. 20549.

     The Company intends to furnish its stockholders with annual reports containing audited financial statements and such other periodic reports as it may determine to furnish or as may be required by law.

     The Company has filed with the Commission a Registration Statement on Form S-3 (referred to herein, together with all exhibits, as the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Shares offered hereby. This Prospectus does not contain all information set forth in the Registration Statement. Certain parts of the Registration Statement have been omitted in accordance with the rules and regulations of the Commission. For further information, reference is made to the Registration Statement which can be inspected at the public reference rooms at the offices of the Commission.

                     DOCUMENTS INCORPORATED BY REFERENCE

     The Company will provide without charge to each person to whom a copy of this Prospectus is delivered, including any beneficial owner, upon the written or oral request of such person, a copy of any or all of the documents incorporated by reference herein (other than exhibits to such documents, unless such exhibits are specifically incorporated by reference into the information that this Prospectus incorporates). Requests should be directed to:

                                  CNET, Inc.
                             150 Chestnut Street
                       San Francisco, California  94111
                           Telephone:  (415) 395-7800
           Attention:  Douglas N. Woodrum, Chief Financial Officer

     The Company's (i) Annual Report on Form 10-KSB, which contains audited financial statements for the fiscal year ended December 31, 1996, (ii) all reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the filing of such Form 10-KSB, and (iii) a description of the Common Stock contained in the Company's registration statement on Form SB-1, dated July 8, 1996 (Commission File Number 333-4752-LA), including any amendment or reports filed for the purpose of updating such description, are hereby incorporated by reference into this Prospectus.

     All documents filed with the Commission by the Company pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering relating to this Prospectus will be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the date of filing of such documents. Any statement incorporated or deemed to be incorporated by reference herein will be deemed to be modified, replaced, or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded will be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

                                  THE COMPANY

     CNET: The Computer Network is a media company focused on providing original Internet content and television programming relating to information technology and the Internet. The Company also operates Snap! Online, a free online service that aggregates Internet content and offers Internet directory and searching capabilities.

     The Company's technology publishing division is comprised of ten technology-focused Internet sites, including CNET.COM, NEWS.COM, DOWNLOAD.COM and COMPUTERS.COM. The Company seeks to use its editorial, technical, and programming expertise to create compelling content to engage technology-oriented consumers and attract advertisers wishing to reach this audience. The Company believes that its strategy of combining Internet and television-based programming enhances its ability to promote the CNET brand, improves its ability to create high quality content, and provides the Company with a source of competitive advantage and differentiation. The Company is focused on leveraging its market position, the awareness of its brand among consumers and its relationships with advertisers to create new Internet sites and services related to information technology and the Internet, and to capitalize on new business opportunities such as Internet-based electronic commerce. Based on the volume of traffic on its Internet sites and the size of its television audience, the Company believes that it has established a leadership position in its targeted content market.

     Snap! Online is a free online service built for the Internet and consisting of two complementary components -- a robust Web site that provides a comprehensive overview of the Internet organized by channel, and the Snap! Online Starter Kit, a CD-ROM designed to help new users learn how to use the Internet and get online easily. The Snap! Online Web site is organized into 13 channels, which are regularly infused with editorial content, news headlines and customizable data from a range of well recognized brands on the Web. The site is also designed to make searching the Web easy by organizing leading search engines into a consistent and powerful user experience. As part of its distribution strategy for Snap! Online, CNET builds customized, co-branded versions of the service for Internet service providers, hardware manufacturers and other companies, helping them offer their customers a compelling Internet experience and maintain a relationship with their customers online. Since the service was first announced in June 1997, Snap! Online has signed distribution agreements with 35 companies, including 20 Internet service providers.

     The Company's television series include: CNET CENTRAL, which launched in April 1995 and is a half-hour magazine format program devoted to exploring the world of information technology and the Internet; THE NEW EDGE, which launched in July 1996 and is a half-hour magazine format program showcasing technological breakthroughs and how they will change our lives; THE WEB, which also launched in July 1996 and is a one hour program showing viewers the hottest Web sites and technologies and includes interviews with industry leaders; and TV.COM, a syndicated program, which launched in September 1996 and showcases for a broadcast audience the world of the Internet and digital technologies. CNET's television shows are produced by the Company and, with the exception of TV.COM, are carried nationally on the USA Network and the Sci-Fi Channel, both of which are owned by USA Networks. TV.COM is produced in conjunction with Golden Gate Productions, and is syndicated into over 120 markets nationally. Additionally, CNET television has been licensed to broadcasters in Japan, Taiwan, Singapore, and Thailand.

     The Company is a Delaware corporation and was formed in 1992. The Company's principal executive offices are located at 150 Chestnut Street, San Francisco, California 94111, and its telephone number is (415) 395-7800.

                                 RISK FACTORS

     A discussion of "Risk Factors" relating to the Company is located in the Company's 1996 Annual Report on Form 10-KSB under the caption "Item 6. Management's Discussion and Analysis -- Outlook and Uncertainties," which is incorporated by reference in this Prospectus.

     CERTAIN INFORMATION CONTAINED IN OR INCORPORATED BY REFERENCE INTO THIS PROSPECTUS MAY CONTAIN "FORWARD-LOOKING STATEMENTS" WITHIN THE MEANING OF
SECTION 21E OF THE EXCHANGE ACT. ALL STATEMENTS OTHER THAN STATEMENTS OF HISTORICAL FACT ARE "FORWARD-LOOKING STATEMENTS" FOR PURPOSES OF THESE PROVISIONS, INCLUDING ANY PROJECTIONS OF EARNINGS, REVENUES OR OTHER FINANCIAL ITEMS, ANY STATEMENTS OF THE PLANS AND OBJECTIVES OF MANAGEMENT FOR FUTURE OPERATIONS, ANY STATEMENTS CONCERNING PROPOSED NEW PRODUCTS OR SERVICES, ANY STATEMENTS REGARDING FUTURE ECONOMIC CONDITIONS OR PERFORMANCE, AND ANY STATEMENT OF ASSUMPTIONS UNDERLYING ANY OF THE FOREGOING. ALTHOUGH THE COMPANY BELIEVES THAT THE EXPECTATIONS REFLECTED IN ITS FORWARD-LOOKING STATEMENTS ARE REASONABLE, IT CAN GIVE NO ASSURANCE THAT SUCH EXPECTATIONS OR ANY OF ITS FORWARD-LOOKING STATEMENTS WILL PROVE TO BE CORRECT, AND ACTUAL RESULTS COULD DIFFER MATERIALLY FROM THOSE PROJECTED OR ASSUMED IN THE COMPANY'S FORWARD-LOOKING STATEMENTS. THE COMPANY'S FUTURE FINANCIAL CONDITION AND RESULTS, AS WELL AS ANY FORWARD-LOOKING STATEMENTS, ARE SUBJECT TO INHERENT RISKS AND UNCERTAINTIES, SOME OF WHICH ARE SUMMARIZED IN THE COMPANY'S ANNUAL AND QUARTERLY REPORTS INCORPORATED HEREIN.

                             SELLING SHAREHOLDERS

     The table below sets forth information with respect to the beneficial ownership of the Company's Common Stock by the Selling Shareholders immediately prior to this offering and as adjusted to reflect the sale of shares of Common Stock pursuant to the offering. All information with respect to the beneficial ownership has been furnished by the respective Selling Shareholders. Percentages are based on the number of shares of Common Stock outstanding on January 30, 1998.

                                    Beneficial Ownership           Beneficial Ownership
                                     Prior to Offering                After Offering
                             ----------------------------------   ----------------------
                             Number of   Percent of   Shares to   Number of   Percent of
Name of Beneficial Owner      Shares       Class       Be Sold     Shares        Class
------------------------     ---------   ----------   ---------   ---------   ----------
Los Angeles Fire and Police   700,000       4.7%       700,000           0          0%
Pension System

USA Networks                  506,631 (1)   3.3%        25,000     481,631 (1)    3.2%

----------
(1) Includes 361,725 shares issuable upon exercise of warrants that are currently exercisable by USA Networks. Excludes an additional 155,025 shares subject to warrants that will become exercisable on June 30, 1998, subject to certain conditions.


                             PLAN OF DISTRIBUTION

     The sale of the Shares offered hereby may be effected from time to time directly or by one or more broker-dealers or agents in one or more transactions on the Nasdaq National Market, in negotiated transactions, or through a combination of such methods of distribution, at prices related to prevailing market prices or at negotiated prices.

     In the event one or more broker-dealers or agents agree to sell the Shares, they may do so by purchasing the Shares as principals or by selling the Shares as agent for the Selling Shareholders. Any such broker-dealers may receive compensation in the form of discounts, concessions, or commissions from the Selling Shareholders or the purchasers of the Shares for which such broker-dealer may act as agent or to whom they sell as principal, or both (which compensation as to a particular broker-dealer may be in excess of customary compensation).

     Under applicable rules and regulations under the Exchange Act, any person engaged in a distribution of the Shares may not simultaneously engage in market-making activities with respect to the Company's Common Stock for the applicable period under Regulation M of the Exchange Act prior to the commencement of such distribution. In addition and without limiting the foregoing, the Selling Shareholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including, without limitation, Regulation M, which provisions may limit the timing of purchases and sales of the Shares by the Selling Shareholders. All of the foregoing may affect the marketability of the Shares.

     In order to comply with certain states' securities laws, if applicable, the Common Stock will be sold in such jurisdictions only through registered or licensed brokers or dealers. In certain states, the Common Stock may not be sold unless the Common Stock has been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

                                USE OF PROCEEDS

     The Company will not receive any proceeds from the offering.

                                 LEGAL MATTERS

     The validity of the Shares offered hereby will be passed upon for the Company by Hughes & Luce, L.L.P., Dallas, Texas.

                                    EXPERTS

     The consolidated financial statements of the Company as of December 31, 1996 and 1995, and for each of the years in the three-year period ended December 31, 1996, have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

                                INDEMNIFICATION

     The Company's Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws provide that officers and directors who are made a party to or are threatened to be made a party to or is otherwise involved in any action, suit, or proceeding, whether civil, criminal, administrative, or investigative (hereinafter a "proceeding"), by reason of the fact that he or she is or was an officer or a director of the Company or is or was serving at the request of the Company as a director or an officer of another entity shall be indemnified and held harmless by the Company to the fullest extent authorized by the Delaware General Corporation Law ("DGCL") against all expense, liability, and loss reasonably incurred or suffered by such person in connection therewith. The right to indemnification includes the right to be paid by the Company for expenses incurred in defending any such proceeding in advance of its final disposition. Officers and directors are not entitled to indemnification if such persons did not meet the applicable standard of conduct set forth in the DGCL for officers and directors.

     DGCL Section 145 provides, among other things, that the Company may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the Company) by reason of the fact that he is or was a director, officer, agent or employee of the Company or who serves or served at the Company's request as a director, officer, agent, employee, partner or trustee of another corporation or of a partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding. The power to indemnify applies (a) if such person is successful on the merits or otherwise in defense of any action, suit or proceeding, or
(b) if such person acted in good faith and in a manner he reasonably believed to be in the best interest, or not opposed to the best interest, of the Company and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The power to indemnify applies to actions brought by or in the right of the Company as well, but only to the extent of defense expenses (including attorneys' fees but excluding amounts paid in settlement) actually and reasonably incurred and not to any satisfaction of a judgment or settlement of the claim itself, and with the further limitation that in such actions no indemnification shall be made in the event of any adjudication of negligence or misconduct in the performance of his duties to the Company, unless the court believes that in light of all the circumstances indemnification should apply.

     The indemnification provisions contained in the Company's Certificate of Incorporation are not exclusive of any other rights to which a person may be entitled by law, agreement, vote of stockholders or disinterested directors or otherwise. In addition, the Company maintains insurance on behalf of its directors and executive officers insuring them against any liability asserted against them in their capacities as directors or officers or arising out of such status.

     Insofar as indemnification by the Company for liabilities arising under the Securities Act may be permitted to directors, officers, or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

                                    PART II

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

               Registration fee                   $ 6,310
               Accounting fees and expenses         2,500*
               Legal fees and expenses             10,000*
               Miscellaneous expenses               5,000*
                                                  -------
                    Total:                        $23,810
----------
*  Estimated

All of the above expenses will be paid by the Company.

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The Company's Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws provide that officers and directors who are made a party to or are threatened to be made a party to or is otherwise involved in any action, suit, or proceeding, whether civil, criminal, administrative, or investigative (hereinafter a "proceeding"), by reason of the fact that he or she is or was an officer or a director of the Company or is or was serving at the request of the Company as a director or an officer of another entity shall be indemnified and held harmless by the Company to the fullest extent authorized by the Delaware General Corporation Law ("DGCL") against all expense, liability, and loss reasonably incurred or suffered by such person in connection therewith. The right to indemnification includes the right to be paid by the Company for expenses incurred in defending any such proceeding in advance of its final disposition. Officers and directors are not entitled to indemnification if such persons did not meet the applicable standard of conduct set forth in the DGCL for officers and directors.

     DGCL Section 145 provides, among other things, that the Company may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the Company) by reason of the fact that he is or was a director, officer, agent or employee of the Company or who serves or served at the Company's request as a director, officer, agent, employee, partner or trustee of another corporation or of a partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding. The power to indemnify applies (a) if such person is successful on the merits or otherwise in defense of any action, suit or proceeding, or
(b) if such person acted in good faith and in a manner he reasonably believed to be in the best interest, or not opposed to the best interest, of the Company and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The power to indemnify applies to actions brought by or in the right of the Company as well, but only to the extent of defense expenses (including attorneys' fees but excluding amounts paid in settlement) actually and reasonably incurred and not to any satisfaction of a judgment or settlement of the claim itself, and with the further limitation that in such actions no indemnification shall be made in the event of any adjudication of negligence or misconduct in the performance of his duties to the Company, unless the court believes that in light of all the circumstances indemnification should apply.

     The indemnification provisions contained in the Company's Certificate of Incorporation are not exclusive of any other rights to which a person may be entitled by law, agreement, vote of stockholders or disinterested directors or otherwise. In addition, the Company maintains insurance on behalf of its directors and executive officers insuring them against any liability asserted against them in their capacities as directors or officers or arising out of such status.

ITEM 16.  EXHIBITS.

     The Exhibits to this Registration Statement are listed in the Index to Exhibits on page II-6 of this Registration Statement, which Index is incorporated herein by reference.

ITEM 17.  UNDERTAKINGS.

     (a)  The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act.

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

     PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) and 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California, on February 10, 1998.

                                  CNET, INC.

                                  By: /s/ Shelby W. Bonnie
                                      -----------------------
                                      Shelby W. Bonnie,
                                      Executive Vice President, Chief Operating
                                      Officer and Secretary

                                  By: /s/ Douglas N. Woodrum
                                      -----------------------
                                      Douglas N. Woodrum,
                                      Executive Vice President, Chief Financial
                                      Officer and Chief Accounting Officer

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

     Signature                     Title                            Date
     ---------                     -----                            ----

          *            Chairman of the Board, President       February 10, 1998
----------------------   and Chief Executive Officer
Halsey M. Minor


/s/Shelby W. Bonnie    Director, Executive Vice President,    February 10, 1998
----------------------   Chief Operating Officer and
Shelby W. Bonnie         Secretary


/s/Douglas N. Woodrum  Director, Executive Vice President     February 10, 1998
----------------------   and Chief Financial Officer
Douglas N. Woodrum


          *            Director                               February 10, 1998
----------------------
Kevin D. Wendle


          *            Director                               February 10, 1998
----------------------
William D. Savoy


          *            Director                               February 10, 1998
----------------------
Eric Robison


          *            Director                               February 10, 1998
----------------------
Douglas Hamilton


          *            Director                               February 10, 1998
----------------------
Mitchell Kertzman


          *            Director                               February 10, 1998
----------------------
John C. Colligan


*  By: /s/Douglas N. Woodrum
       ----------------------
       Douglas N. Woodrum,
       Attorney-in-Fact

                               POWER OF ATTORNEY

     Each person whose signature appears below hereby constitutes and appoints Shelby W. Bonnie and Douglas N. Woodrum his or her true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him or her and in his or her name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act, this Registration Statement or amendment thereto has been signed by the following persons in the capacities and on the dates indicated.

     Signature                       Title                          Date
     ---------                       -----                          ----

/s/ Halsey M. Minor      Chairman of the Board, President     February 10, 1998
----------------------     and Chief Executive Officer
Halsey M. Minor


/s/ Shelby W. Bonnie     Director, Executive Vice President,  February 10, 1998
----------------------     Chief Operating Officer and
Shelby W. Bonnie           Secretary


/s/ Douglas N. Woodrum   Director, Executive Vice President   February 10, 1998
----------------------     and Chief Financial Officer
Douglas N. Woodrum


/s/Kevin D. Wendle       Director                             February 10, 1998
----------------------
Kevin D. Wendle


/s/William D. Savoy      Director                             February 10, 1998
----------------------
William D. Savoy


/s/Eric Robison          Director                             February 10, 1998
----------------------
Eric Robison


/s/Douglas Hamilton      Director                             February 10, 1998
----------------------
Douglas Hamilton


/s/Mitchell Kertzman     Director                             February 10, 1998
----------------------
Mitchell Kertzman


/s/John C. Colligan      Director                             February 10, 1998
----------------------
John C. Colligan

                               INDEX TO EXHIBITS

Exhibit
Number                      Description of Exhibits
-------                     -----------------------

 5.1      Opinion of Hughes & Luce, L.L.P.
23.1      Consent of Hughes & Luce, L.L.P. (included in Exhibit 5.1)
23.2      Consent of KPMG Peat Marwick LLP
24.1      Power of Attorney (included in Part II of this Registration Statement)